NURSE SOLUTIONS, INC.

SELLING STOCKHOLDERS' PROSPECTUS

DATED APRIL 18, 2007

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Securities Being Offered

Up to 11,050,000 shares of common stock (the "Offering"). The Offering price will be determined by market factors and the independent decisions of the selling shareholders. The maximum offering price for the securities offered by selling shareholders will be $0.10

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued and to be Issued	All of the common stock to be sold under this prospectus will be sold by existing shareholders.

There is currently no public market for the common stock. Therefore, the selling shareholders will sell their stock at $0.10 per share until the close of the offering.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 5, to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Until July 18, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary. The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this Prospectus. Prospective investors are urged to read this prospectus in its entirety.

SUMMARY

This is a public offering of up to 11,050,000 shares of common stock of Nurse Solutions, Inc. These shares are being offered by selling shareholders listed in this prospectus. The shares were acquired by the selling shareholders directly from the Company in private offerings that were relied upon as being exempt from registration under the Securities Act of 1933 (the "Act").

There is no established market for the Company's securities. Further, although the Company will endeavor to establish a public market for its securities, no assurance can be given that a trading market in the securities of the Company will develop or be maintained in the future.

Nurse Solutions is in the business of providing highly qualified registered nurses from around the globe to alleviate the alarming and growing shortage of registered nurses and make it possible for healthcare organizations throughout the USA to hire skilled nurses from abroad.

The Company was incorporated in the State of Nevada on November 14, 2006. Since that time the Company has been accruing capital through private placements of its common stock.

Our principal business office is located at 439 West Bockman Way, Sparta, TN 38583 and its telephone number is (931) 837-5344.

The Offering

Common stock offered for resale:                                     11,050,000 shares

Securities to be outstanding after this offering:                    17,094,000 shares

Use of Proceeds

We will not receive proceeds from the resale of the common stock described in this Prospectus.

SUMMARY FINANCIAL INFORMATION

The summary financial information set forth below is derived from more detailed financial statements appearing elsewhere in this prospectus. We have prepared our financial statements contained in this prospectus in accordance with accounting principles generally accepted in the United States of America. All information should be considered in conjunction with our financial statements, including notes thereto, contained elsewhere in this Prospectus.

As of December 31, 2006
(Audited)
Balance Sheet
Total Assets	$59,762
Total Liabilities	$0
Stockholders' Equity	$59,762

Period of November 14, 2006 (inception) to December 31, 2006
(Audited)
Income Statement
Revenue	$0
Total Expenses	$1,288
Net (Loss)	$(1,288)

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Shareholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

SEC registration fee                                      $ 34

Accounting fees and expenses                   15,000

Legal fees and expenses                            25,000

Total                                                      $ 40,034

Revenues

The Company has not generated any revenue as of the date of this Prospectus.

Operating Expenses

Operating expenses include consulting and audit fees, and miscellaneous office expenses, and totaled $1,288 for the year ended December 31, 2006.

The funds available to the Company from our private offerings were for a total of $61,050 and were adequate to cover general operating expenses, market research and development of its business plan.

The amounts spent through December 31, 2006 as stated in the audited financials within this filing from the Company's inception is more particularly described as follows:

Expenditures

Prepaid expenses                     $     3,712

Professional fees                             1,288

Total expenditures                   $     5,000

The Company had working capital of $59,762 at December 31, 2006. The Company's continued operations will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing, or asset sales. No attempts to raise funds from banks or other financial institutions have taken place to date. The Company may not be able to obtain additional funding when needed, and such funding, if available, may not be able to be obtained on terms acceptable to the Company. If the Company cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilutive effect on their percentage of stock ownership in the Company. If we are unable to raise capital from the sale of securities, loans, or industry partnerships in the future, we will not be able to develop our business plan and may, at some time, become insolvent.

Income Taxes

The Company does not anticipate having to pay income taxes in 2007, due to our absence of net profits.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this Prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide whether to buy our shares. The list of Risk Factors set forth below may not be inclusive of all the risks faced by the Company. There may be other or additional risks which are not known to the Company at this time or which may develop over time. Should any one or more of these risks actually materialize the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risk Factors Related to Nurse Solutions, Inc.

An investment in shares of our common stock is very risky. You should carefully consider the following factors before deciding to invest. The Company recommends that all potential investors conduct their own due diligence regarding not only the Company but also with respect to the market area addressed by the Company's plan of operations. There may be additional risks not set forth in this Prospectus which may be relevant to the Company and its operations.

Dependence On Third Parties. The Company's operations will be entirely dependent upon its ability to negotiate and enter into agreements with medical offices and hospitals and upon the success of such practices. The Company expects to receive fees for personnel provided to those facilities under such agreements. There is no guarantee that we will be able to locate qualified nursing staff and that medical facilities will use our services to locate and hire personnel.

Dependence Upon Key Personnel. The Company is highly dependent upon its executive officer, for the management of the Company, and the implementation of its business strategy. Due to the likely difficulty in finding a suitable replacement for this individual, the loss of the services of any of this person, or the Company's inability in the future to attract and retain management or other key personnel, could have a material adverse effect on the Company. The Company does not have key man insurance for its executive officer.

Risks Relating to This Offering

Risk of investing in a Company with limited operating history could result in a loss of a shareholder's entire investment.

Nurse Solutions, Inc., a Nevada corporation ("Company"), was organized on November 14, 2006. The business office of the Company is located at 439 West Bockman Way, Sparta, TN 38583.

The Company operates on a calendar year.

Currently, the Company has no employees and is being operated by the officer and director Tomasz Zurawek who serves in the capacity of President and Chief Financial Officer. The Company is in its initial stages of development with no revenues or income and is subject to all the risks inherent in the creation of a new business. Since the Company's principal activities to date have been limited to organizational activities, it has no record of any revenue-producing operations. Consequently, there is no operating history upon which to base an assumption that the Company will be able to achieve its business plans.

If the Company is unable to obtain adequate financing it could fail and shareholders could lose their entire investment.

The Company does not currently have enough cash to begin its operations and pay its expenses for the next 12 months.

The funds available to the Company from private offerings have been adequate for it to develop its business plan and begin market analysis. The Company had working capital of $59,762 at December 31, 2006. However, the Company believes it will require additional funds of approximately $100,000 in order to develop its nurse staffing program and therefore the Company is dependant upon its ability to raise additional funds through equity or debt financing, or asset sales over the next 12 months. There is no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the Company. If the Company cannot obtain needed funds, it may be forced to curtail or cease its activities. If Nurse Solutions is unable to raise capital from the sale of securities, loans, or industry partnerships in the future, the Company will have to scale back its operations and may, at some point, become insolvent.

The Company is dependent upon our officer and director, therefore, a loss of this individual could result in the failure of the Company.

The Company is substantially dependent upon the efforts of its officer and director. Nurse Solutions is dependent on the services of Tomasz Zurawek, its President and Chief Financial Officer. Loss of the services of Mr. Zurawek could have a material adverse effect on the Company's operations.

The Company is thinly staffed, and if its employees and consultants are unable to manage the affairs of the Company, the Company could fail and investors could lose their entire investment.

The day-to-day activities are being executed by the director of the Company. Unless and until additional employees are hired, the Company's attempt to manage its projects and obligations with such a limited staff could have serious adverse consequences, including without limitation, a possible failure to meet material, contractual, or SEC deadlines. As of the date of this filing, the Company had no full-time employees. The Company utilizes the services of various individuals on a consulting basis; however, none have contracts with the Company. The main consultant the Company depends upon is Tomasz Zurawek.  Mr. Zurawek has received no compensation to date.

There presently is no market for the Company's stock, so shareholders may not be able to sell their shares

Most of the Company's outstanding shares will be free trading and, if sold in large quantities, such sales may adversely affect the market price for our common stock.

11,050,000 of the 17,094,000 shares of common stock issued and outstanding as of December 31, 2006, will be free trading or are eligible for resale under Rule 144 under the Securities Act. Although the resale of certain of these shares may be subject to the volume limitations and other restrictions under Rule 144, the possible resale of the remaining shares may have an adverse effect on the market price for our common stock.

At present, no market exists for the Company's Common Stock. Upon the filing of this Registration Statement, the Company intends to apply to be able to commence trading on the NASDAQ Over-the-Counter Bulletin Board ("OTC-BB"). There can be no assurance that trading will commence on the OTC-BB or that the OTC-BB will provide adequate liquidity or that a trading market will be sustained. A purchaser of stock may, therefore, be unable to resell shares purchased should the purchaser desire to do so. Furthermore, it is unlikely that a lending institution will accept the Company's securities as pledged collateral for loans unless a trading market develops providing necessary and adequate liquidity for the trading of shares.

The Company may need to sell additional shares of its stock to raise capital, and in such an event the then existing shareholders' ownership interest in the Company will be diluted and the then existing shareholder's value could be diminished.

Nurse Solutions, Inc. has authorized capital of 75,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of the date of this filing, there were 17,094,000 shares of common stock issued and outstanding. Our board of directors has authority, without action or vote of our shareholders, to issue all or part of the authorized but un-issued shares. Any issuance of shares described in this paragraph will dilute the percentage ownership of our shareholders and may dilute the book value of the common stock. The sale of Common Stock by the Selling Shareholders pursuant to this Prospectus will be at negotiated prices for individual transactions or at the trading price for the Common Stock at the time of the sale, which will vary. Any purchaser of the Common Stock will be buying such stock at a value substantially in excess of the per share book value. If additional shares were issued to obtain financing, current shareholders may suffer a dilutive effect on their percentage of stock ownership in the Company.

The Company has not paid any dividends and does not expect to pay dividends in the near future.

Nurse Solutions has not paid, and does not plan to pay, dividends on our common stock in the foreseeable future, even if we become profitable. Earnings, if any, are expected to be used to advance the Company's activities and for general corporate purposes, rather than to make distributions to shareholders.

Due to the Company's losses and lack of capital and revenues, there is substantial doubt as to its ability to continue as a going concern and shareholders could lose their entire investment.

The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. This could result in the entire loss of investment. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with SFAS 7, "Accounting and Reporting by Development Stage Enterprises."

The Company has not yet enlisted qualified personnel nor contracted with medical staff or offices to place such personnel and therefore has no revenues to date

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the "risk factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

USE OF PROCEEDS

We will realize no proceeds from the sale by selling shareholders of the shares covered by this registration statement. Since no new shares are being issued as a result of this offering, there is no dilution to the current shareholders. The expenses incurred from this offering will be borne by the Company.

DETERMINATION OF OFFERING PRICE

Nurse Solutions intends to apply for listing on the Over-the-Counter Bulletin Board ("OTC-BB"), or similar exchange. Until such time as a listing is approved, selling shareholders will sell their stock at $.10 per share. The offering price was arbitrarily set by the Board of Directors. Once listing is obtained on the OTC-BB (or similar exchange), the offering price will be determined by market factors and the independent decisions of the selling shareholders. See Plan of Distribution below.

SELLING SHAREHOLDERS

The Selling Shareholders are offering hereby a total of up to 11,050,000 shares of our Common Stock. The following table sets forth certain information with respect to the Selling Shareholders as of the date of this filing.

The Selling Shareholders are not currently affiliates of the Company, and have not had a material relationship with the Company or its affiliates during the past three years.

Name of Beneficial Owner of Common Shares Offered for Sale in this Offering	Address of Beneficial Owner of Common Shares Offered for Sale in this Offering	Number of Shares Held Prior to Offering	Maximum Number of Common Shares Offered for Sale in this Offering	Number of Shares at Close of Offering
Katarzyna Kapla	Ul. Palmowa 8/27 Bialystok, Poland	250,000	250,000	0
Anna Deputat-Fidler	Ul. Wiktorska 108D m77 02-575 Warszawa, Poland	300,000	300,000	0

Marcin Chruszczynski	Ul. Ks J. Popieluszki 2/59 01-502 Warszawa, Poland	275,000	275,000	0
Julianna Gorzelnicka	Ul. Opoczynska 1m1 02-522 Warszawa, Poland	325,000	325,000	0
Sabina Wlazlo	Ul. Zwyciestwa 33/36 Bialystok, Poland	200,000	200,000	0
Wanda Ciecwierz	Ul. Dziesieciny 3/51 Bialystok, Poland	300,000	300,000	0
Marzena Stodulska	Al. Niepodleglosci 45/3 02-653 Warszawa, Poland	250,000	250,000	0
Maciej Chrusciel	Ul. Lojewska 7/40 Warszawa, Poland	400,000	400,000	0
Anna Stodulska	Ul. Pikarska 7 m 2 02-590 Warszawa, Poland	200,000	200,000	0
Teresa Witkowska	Ul. Saska 70/6 03-914 Warszawa, Poland	200,000	200,000	0
Halina Podsiadlo	Ul. Ryzowa 61 05-816 Opacz-Kolonia, Poland	300,000	300,000	0
Marcin Smolinski	Ul. Siemiatycka 7/66 01-312 Warszawa, Poland	275,000	275,000	0
Anna Szczuka	Ul. Zwyciestwa 33/38 Bialystok, Poland	300,000	300,000	0
Jadwiga Zurawek	Ul. Korotynskiego 6/41 02-121 Warszawa, Poland	225,000	225,000	0
Elzbieta Mydlowska	Ul. Lowicka 12 m35 02-574 Warszawa, Poland	250,000	250,000	0
Jolanta Romaniuk	Ul. Piotrusia Pana 22 05-077 Warszawa-Wesola, Poland	300,000	300,000	0
Katarzyna Zaremba	Ul. Filtrowa 75/16 02-032 Warszawa, Poland	350,000	350,000	0

Magdalena Sawicka	Ul. Sobieskiego 14/51 02-957 Warszawa, Poland	200,000	200,000	0
Zofia Gruszczynska	Ul.Dobrogniewa 7 01-438 Warszawa, Poland	300,000	300,000	0
Anna Peu-Peowska	Ul. Rebkowska 14 m55 04-375 Warszawa, Poland	250,000	250,000	0
Jaroslaw Szczuka	Ul. Lipowa 49m28 Bialystok, Poland	250,000	250,000	0
Joanna Zurawek	Ul. Korotynskiego 6m44 02-121 Warszawa, Poland	300,000	300,000	0
Czech Irena	Ul. Prosta 2 Baniocha, Poland	350,000	350,000	0
Elzbieta Zurawek	Ul. Opoczynska 1m10 02-522 Warszawa, Poland	250,000	250,000	0
Barbara Wlazlo	Al. Niepodieglosci 13/15 15-694 Bialystok, Poland	400,000	400,000	0
Piotr Karwat	Al. Jerozolimskie 147m42 02-326 Warszawa, Poland	200,000	200,000	0
Zofia Szmit	Al. Niepodlegiosci 45m8 02-653 Warszawa, Poland	275,000	275,000	0
Monika Ceglowska	Ul. Opoczynska 1m1A 02-522 Warszawa, Poland	350,000	350,000	0
Elzbieta Zurawek	Ul. Obozowa 80m5 01-426 Warszawa, Poland	250,000	250,000	0
Andrzej Wlazlo	Ul. Gajowa 74 m50 15-794 Bialystok, Poland	275,000	275,000	0
Pawel Matulka	Ul. Mickiewicza 64/100 01-650 Warszawa, Poland	300,000	300,000	0
Ewa Gaczarek	Ul. Brozka 2B m3 01-422 Warszawa, Poland	200,000	200,000	0
Dariusz Miecznikowski	Ul. Gajcego 7/121 01-144 Warszawa, Poland	300,000	300,000	0

Henryk Wojciechowski	Ul.Szkolna 22/1 26-307 Bialaczow, Poland	250,000	250,000	0
Ludwik Paduch	Ul. Szkolna 24 26-307 Bialaczow, Poland	350,000	350,000	0
Jozef Milczarek	Ul.Plac Wolnosci 10m1 26-307 Bialaczow, Poland	275,000	275,000	0
Artur Wieclawski	Ul. Lakowa 2 m1 26-307 Bialaczow, Poland	200,000	200,000	0
Marek Pawlak	Ul. Amundsena 1m19 02-776 Warszawa, Poland	250,000	250,000	0
Michalina Mydlowska	Ul. Modzelewskiego 60A m34 02-679 Warszawa, Poland	300,000	300,000	0
Marianna Lukasik	Ul. Piotrkowska 83m10 26-307 Bialaczow, Poland	275,000	275,000	0
Total		11,050,000	11,050,000

None of these selling shareholders are broker-dealers or affiliates of broker-dealers.  All shareholders were given offering memorandums and subsequently purchased their shares with subscription documents.

DIVIDEND POLICY

The Company has not paid dividends on its stock, and does not have retained earnings from which to pay dividends. Even if the Company was able to generate the necessary earnings, it is not anticipated that dividends will be paid in the foreseeable future, except to the extent required by the terms of any cumulative preferred stock that may be authorized and issued in the future.

PLAN OF DISTRIBUTION

Until the Company's common stock is quoted on the Over-the-Counter Bulliten Board (OTCBB) or other trading venue, the Selling Shareholders will sell their stock at $.10 per share. Once the Company's stock is approved for trading on the OTCBB (or similar trading venue), the Selling Shareholders will be free to offer and sell their common shares at such times, in such manner and at such prices as they may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. The Selling Shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The Selling Shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Each Selling Shareholder is, and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

Because the Selling Shareholders are "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to prospectus delivery requirements.

We have informed the Selling Shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and have provided each Selling Shareholder with a copy of such rules and regulations.

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.

The Penny Stock Reform Act (Securities Exchange Act Sect. 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share. Nurse Solutions will be considered a penny stock under said Act. Since Nurse Solutions' stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement to a customer prior to recommending the sale of its stock. This could severely limit the ability to create a market for shares of Nurse Solutions' stock.

LEGAL PROCEEDINGS

Nurse Solutions is currently not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is the name and age of each individual who was a director or executive officer of Nurse Solutions as of December 31, 2006, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office

Tomasz Zurawek	43	President/Director/CFO/Principal Accounting Officer	From Inception (November 14, 2006) to present

All directors serve for a period of one year, or until the next annual shareholders meeting.

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned directors and executive officers:

Mr. Tomasz Zurawek graduated from the Medical Academy of Warsaw in 1987 with the degree of Medical Doctor. He completed his postgraduate training at City Hospital Wola Wschod in 1989 and began an internal medicine and cardiology fellowship at the same hospital. In 1991, Mr. Zurawek and his family immigrated to the United States and after passing necessary exams he was accepted in spring of 1992 for internal medicine residency followed by a pulmonary fellowship at Interfaith Medical Center in Brooklyn, NY. He graduated from the program in 1997, being board certified in internal medicine and later in pulmonary disorders. Eventually he was nominated as a fellow of the American College of Chest Physicians. During five years of residency and fellowship Mr. Zurawek gained extensive experience in pulmonary and sleep medicine and was author and coauthor of several published articles pertaining to the area of multi-drug resistant tuberculosis. In 1997 Mr. Zurawek with his family relocated to Centerville, TN to fulfill his obligations in medically underserved area in order to become a permanent resident in the United States. Mr. Zurawek served as a chief of staff at Baptist Hickmann Community Hospital from 1997 until 2000, during that time he furthered his education in sleep medicine along with performing his duties in the emergency department as well as critical care and pulmonary consultant at Baptist Hickmann Community Hospital. In 2000, Mr. Zurawek accepted the position of the head of pulmonary division and ICU director at Horizon Medical Center in Dickson, TN.

Mr. Zurawek established his own pulmonary practice in 2003 in Dickson, TN and in the following year he became board certified in sleep medicine and a Diplomat of the American Board of Sleep Medicine. In 2006, Mr. Zurawek became board certified in anti-aging medicine and a diplomat of American Academy of Anti-Aging Medicine.

Mr. Tomasz Zurawek was actively involved in recruitment of several foreign trained physicians and over the years developed a strong interest in the process of nursing staff placement. Mr. Zurawek has developed extensive contacts in medical and nursing schools in his native Poland as well as in India. Mr. Zurawek is actively involved in patient care and maintains a successful medical office in Dickson, as well as serving as an interpreting physician, medical director and consultant in several hospitals and sleep labs across the state of Tennessee and Kentucky. Mr. Zurawek has an unrestricted, active medical license in Tennessee and Kentucky.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of the date of this filing. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock of 17,094,000 as of the date of this filing.

The table is based upon information provided by our directors and executive officers.

Amount and nature of beneficial ownership as of the date of this filing:

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Tomasz Zurawek(1)		6,044,000	35.4%

(1) Mr. Zurawek is the President and CFO, as well as the sole director.

DESCRIPTION OF SECURITIES

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Company's Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. The stockholders: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking funds applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. See a copy of the Articles of Incorporation and Bylaws of the Company, attached as Exhibits 3.1 and 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, the Company had 17,094,000 shares of common stock outstanding.

Non-Cumulative Voting.

Nurse Solutions' stockholders do not have cumulative voting rights, which means that the stockholders which hold more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the stockholders of the remaining shares will not be able to elect any of the Company's directors.

Common Stock

The holders of Common Stock holders have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof. All outstanding shares of Common Stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.

As a consequence of their ownership of Common Stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There is no preferred stock authorized to be issued.

Employee Stock Option Plan

The Company does not have an employee stock option plan at this time.

Transfer Agent

Signature Stock Transfer, Inc. serves as transfer agent for the shares of Common Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett, LLP, of Bellevue, Washington, the Company's independent legal counsel, has provided an opinion on the validity of Nurse Solution, Inc.'s common stock.

The balance sheet of Nurse Solutions as of December 31, 2006 and the statements of operations, stockholders' equity, and cash flows for the period of inception (November 14, 2006) to December 31, 2006, included in this Prospectus and Registration Statement, have been included herein in reliance on the opinion of Child, Van Wagner & Bradshaw, PLLC, independent registered public accountants, given on the authority of that firm as experts in auditing and accounting. That report, dated February 23, 2007, contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 5 to those financial statements.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As permitted by Nevada Statutes and as provided under its Articles of Incorporation and bylaws, Nurse Solutions may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Nurse Solutions directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originating under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Nurse Solutions pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

DESCRIPTION OF BUSINESS

Business Development

Nurse Solutions, Inc. was incorporated in the State of Nevada on November 14, 2006. Since its inception, Nurse Solutions has not been involved in any bankruptcy, receivership or similar proceedings. It has not undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Since inception the Company has raised approximately $61,050. The Company has retained professional legal, transfer agent and accounting services. It has hired consultants to assist it in coordinating its regulatory filings and a placement service working with hospitals, medical offices and doctors for the placement of nurses.

General

Nurse Solutions, Inc. intends to provide highly qualified registered nurses ("RNs") from around the globe to alleviate the alarming and growing shortage of RNs and make it possible for healthcare organizations throughout the USA to hire skilled nurses from abroad.

We will begin operations in the second quarter of 2007 by providing nurses for clinics and hospitals through the USA and Canada, specifically to those facilities involved with sleep disorder clinics. According to the U.S. Bureau of Health Professions predicts 2,382,000 RN jobs in 2006, a 21% increase from previous years. A Department of Health and Human Services study found a strong and consistent relationship between nurse staffing and five outcomes in medical patients: urinary tract infection, pneumonia, length of stay, shock, and upper gastrointestinal bleeding. According to the study, in cases where there were a higher number of registered nurses, there was a 3% to 12% reduction in the rates of adverse outcomes, while higher staffing levels of all types of nurses was associated with a 2% to 25% decrease in adverse outcomes. (Nurse Studies and Patient Outcome study, U.S. Department of Health and Human Services, Health Resources and Services Administration, Bureau of Health Professions National Center for Health Workforce Analysis, reported in an April 20, 2001 press release.)

The demand for registered nurses far outweighs the supply and is project to increase at an alarming rate. In 2000, 30 states were estimated to have shortages of 3% or more. By 2020, 44 states and the District of Columbia are projected to have shortages. At the same time, the number of new RN graduates fell, resulting in 26% fewer RN graduates in 2000 than in 1995. Due to declines in enrollments, no graduate increase is expected in the short term. Associate degree graduates are declining with baccalaureate graduates comprising a greater share of total graduates. This has a constraining effect on supply growth due to baccalaureate-prepared RNs, who need twice as long to complete their education and enter the workforce. The average age for RNs has climbed steadily, resulting in a greater proportion of nurses approaching retirement age. The national supply of nurses in 2020 will be older but not larger than the supply projected for 2005. The number of new licenses in nursing is project to be 17% lower in 2020 than in 2002, while the loss from the RN license pool due to death and retirement is project to be 128% higher. RNs leave the license pool through death or retirement, at a faster rate than ever before. (Projected Supply, Demand, and Shortages of Registered Nurses: 2000-2020, July 2002, U.S. Department of Health and Human Services, Health Resources and Services Administration Bureau of Health Professions National Center for Health Workforce Analysis.)

Nurse Solutions, Inc. plans to provide highly qualified registered nurses from around the globe to alleviate the alarming and growing shortage of RNs and make it possible for healthcare organizations through the USA and Canada to hire skilled nurses from abroad.

Marketing

The primary market includes doctors' offices, clinics and hospitals conducting sleep disorder clinics. The secondary market includes additional hospitals and health care clinics with nursing staff shortages. The tertiary market includes medically related facilities such as assisted care and home health facilities. Nurse Solutions intends to market its services through existing relationships with doctors, facilities and service providers, as well as through the mail and other direct advertisements.

Hospital and clinical executive management will receive a 6x9" two-sided, full color card stock flyer, featuring the growing and alarming problem of nurse shortages and the immediate solution presented by Nurse Solutions. Nurse Solutions will develop a website where potential clients can sign in, allowing Nurse Solutions to better serve them and track potential business. The website will present them with statistical information on the growing shortages, screening criteria and credentials of the potential candidates, testimonials from satisfied clients, timeframes and general information.

The potential client can request a personalized solution to their shortage. A custom designed PowerPoint presentation outlining their personalized solution is emailed to them and a copy is sent via US Mail. A sales representative can then follow up via telephone and email correspondence and present a formal proposal for services.

Pricing

Based on management's experience in the industry, prices for placement of a qualified nurse, excluding transportation and government expenses which are paid by the prospective employer, could range from $2,500 and $5,000. This fee will be paid to Nurse Solutions by our prospective clients for the placement of each qualified RN. The fee will cover our costs and expenses associated in locating, interviewing and placing an RN.

Competition

As the alarming shortage of nurses grows, there is ample opportunity for providers of qualified nurses and an increasingly feverish demand for the orchestration of the search for nurses by an outside source. Nurse Solutions specializes in full-time placements, which is most desirable in the current economy.

However, medical facilities may already have contracted with an outside placement service with a track record, such as the following

  Soliant: Soliant Health has placements in 50 states, working with both large metropolitan and small rural hospitals.
  Nursefinders. Founded in 1974, today Nursefinders is located in 36 states with over 150 offices, with individuals working in a variety of disciplines.
  InterimHealthcare. Founded in 1966, Interim HealthCare is the nation's largest combined provider of home care and supplemental health care staffing with nearly 300 locations throughout America.
  Advanced Med. Advanced Med is a temporary staffing firm that provided healthcare professionals to hospitals and clinics throughout the nation on a contract and permanent basis.

  Nurse Solutions is partnered with Sleep Associates Corporation, a private Nevada corporation, and already in the office, in a position to offer services. There is an unlimited supply of facilities needing assistance, due to the shortage forecasted through 2005 and beyond.

  Government Regulation

  The Company will be required to comply with the local rules and requirements of doing business in each of the states where it places nursing staff. The Company is not aware of any other regulations which will affect its business.

  Employees

  The Company does not have any full time employees at this time. All management activities are undertaken by the Company's Officer and Director.

  Insurance

  The Company does not have insurance coverage at this time.

  Intellectual Property

  None.

  Reports to Security Holders

  We will be filing this Form SB-2 with the Commission and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company will voluntarily send an annual report which will include its most recent audited financial statements, when requested by a security holder. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

  DESCRIPTION OF PROPERTY

  Our Primary address is located at 439 West Bockman Way, Sparta, TN 38583. Nurse Solutions is supplied office space at this address by Steve Howell at no charge to the Company during its development stage.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following plan of operation should be read in conjunction with the December 31, 2006, audited financial statements and the related notes elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

  The business plan of Nurse Solutions is to establish a market for the placement of qualified registered nurses from abroad in medical offices and hospitals located within the United States and Canada. The Company will charge a fee ranging between $2,500 and $5,000, excluding certain governmental expenses and transportation which will be paid by the prospective client.

  The Company's business plan also includes the development of a website which will allow prospective clients to learn about the Company and contact Nurse Solutions for a presentation outlining a customized solution for its particular staffing needs.

  The Company has not yet begun the development of its website. However it currently has an existing relationship with Sleep Associates Corporation, a private Nevada corporation who deals with doctors and hospitals specializing in sleep disorders. Nurse Solutions will use this relationship to begin marketing its services.

  The funds available to the Company from private offerings were for a total of $61,050 and are adequate for it to cover general and operating expenses and to begin development of its website and marketing materials.

  The Company does not have day-to-day operations and does not employ full or part-time staff.  The Company pays fees for services to its attorney', accountants, and transfer agent.  It retains additional services such as technology, website design and assistance in procedures necessary to coordinate the legal, accounting and regulatory filings from its consultants.  A fee is paid for these services.

  The Company will require additional cash, either from financing transactions or operating activities, to meet our long-term goals. Our long-term goals will be to develop our website and establish relationships with prospective clients.

  Over the next twelve months, the Company intends to complete the following:

    Hire one employee and set up office, telephones, computers, website, marketing materials, and infrastructure.
    Set up overseas placement company to coordinate complete placement of nurses.
    Complete all forms, standard operating procedures and any additional paperwork and protocol needed to finalize placement and create written placement procedures manual (overseas placement company to provide).
    Sleep Associates Corporation salespeople ask everyone they come in contact with if they have a need for qualified nurses. If so, they pass out the brochures and they register the "needs" of the prospective customer with Nurse Solutions.
    Nurse Solutions will capitalize on the "free" upfront marketing provided by Sleep Associates Corporation's salespeople and they will simply "broker" the nurses using the "overseas placement" company to fulfill the needs of our customers.
    Commencing in months 4 and 5, we will hire an additional employee and spend the money necessary to go directly to the schools that train the nurses overseas so we can by-pass the 50% placement commission paid to our overseas partner.

  The Company estimates expenses over the next twelve months to complete the above tasks to be $156,885. The Company is expecting income from nurses placed through existing relationships and referrals from Sleep Associates Corporation to be approximately $168,700.

  From inception (November 14, 2006) through December 31, 2006, the Company has paid $1,288 in professional fees for legal, accounting fees associated with audited financials and consulting fees for development of the Company. No funds have been expensed to pay offering expenses.

  Capital and Liquidity

  As of December 31, 2006, we had total current assets of $59,762, and no liabilities, resulting in a working capital of $59,762.

  During the period of inception (November 14, 2006) through December 31, 2006, the Company received $61,050 in cash from the sale of its common stock, which it is using on a short-term basis to fund operations until the Company can generate profits.

  On a long-term basis we do not have sufficient cash to meet our needs and we will require additional cash, either from financing transactions or operating activities, to meet our long-term goals over the next twelve months. The Company will require additional financing over the next twelve months. There can be no assurance that we will be able to obtain additional financing, either in the form of debt or equity, or that, if such financing is obtained, it will be sufficient for our needs or available to us on reasonable terms. In the event that the Company is unable to obtain financing, the Company will seek joint venture partners to assist in development with its technology and products. The Company has had no discussions with potential merger candidates, and has no knowledge of potential joint venture partners at this time.  If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing shareholders will likely experience further dilution of their percentage ownership of the Company by the issuance of additional shares to investors under terms not yet negotiated.

  The Company has a net loss and deficit accumulated during this development stage of $1,288.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Other than as set forth in this item, there are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  No Public Market for Common Stock

  There is presently no public market for Nurse Solutions' common stock. Nurse Solutions anticipates applying for trading of the common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this Prospectus forms a part. However, Nurse Solutions can provide no assurance that the shares will be traded on the bulletin board or, if traded, that a public market will materialize.

  Currently, none of the shares of stock that are not being registered herein have been held for more than 1 year, and will only be eligible to be sold pursuant to Rule 144 of the Securities Act of 1933 after one year has lapsed from the purchase date. Shares held by affiliates, as that term is described in Rule 144, are subject to volume limitations, and the shares must be sold through a broker or market transaction, and a report of those sales must be filed pursuant to the Securities Exchange Act of 1934.

  Holders of Common Stock

  Non-Cumulative Voting.

  The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the stockholders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the stockholders of the remaining shares will not be able to elect any of the Company's directors.

  Stock Option Grants

  There are no stock options granted at this time.

  Registration Rights

  None.

  Dividends

  The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company. A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the Company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

  EXECUTIVE COMPENSATION

  (a) No officer or director of the Company is receiving any remuneration at this time.

  (b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

  (c) No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan which presently exists. There are no plans to increase the number of employees significantly over the next twelve months.

  Director Compensation

  The Directors of the Company do not receive compensation at this time, but are paid consulting fees for specific services as incurred.

  FINANCIAL STATEMENTS

  Audited financial statements as of and for the period ended December 31, 2006 are included herewith.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

  ON ACCOUNTING AND FINANCIAL DISCLOSURES

  Since our inception on November 14, 2006, there has been no disagreement with the Registrant's principal accountant, nor has the Registrant's principal account resigned or been dismissed.

  NURSE SOLUTIONS, INC.

  (A Development Stage Company)

  Audited Financial Statements

  For the Period of November 14, 2006 (date of inception) to December 31, 2006

  NURSE SOLUTIONS, INC.

  (A Development Stage Company)

  Audited Financial Statements

  For the Period of November 14, 2006 (date of inception) to December 31, 2006

  Table of Contents

                                                                                                                                                  Page

  Report of Independent Registered Public Accounting Firm                                                             29

  Financial Statements

  Balance Sheet                                                                                                                     30

  Statement of Operations                                                                                                      31

  Statement of Changes in Stockholders' Equity                                                                     32

  Statement of Cash Flows                                                                                                    33

  Notes to Financial Statements                                                                                                       34

  To The Board of Directors and Stockholders

  Nurse Solutions, Inc.

  We have audited the accompanying balance sheet of Nurse Solutions, Inc. (a development stage company) (the Company) as of December 31, 2006, and the related statements of operations, stockholders' equity, and cash flows for the period of November 14, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nurse Solutions, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred losses since inception, and has not generated any revenues from its planned principal operations. This raises substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to this matter are described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  Child, Van Wagoner & Bradshaw, PLLC

  Salt Lake City, Utah

  February 23, 2007

NURSE SOLUTIONS, INC.
BALANCE SHEET
As of December 31, 2006

ASSETS

Current Assets
Cash	$ 56,050
Prepaid expenses	3,712
Total current assets	59,762

Total Assets	$ 59,762

LIABILITIES & STOCKHOLDERS' EQUITY

Total Liabilities	$ -

Stockholders' Equity
Capital stock:
75,000,000 common shares authorized, $0.001 par value;
17,094,000 common shares issued and outstanding	17,094
Additional paid-in capital	43,956
Deficit accumulated during the development stage	(1,288)
Total Stockholders' Equity	59,762

Total Liabilities & Stockholders' Equity	$ 59,762

  The accompanying notes are an integral part of these financial statements.

NURSE SOLUTIONS, INC.
STATEMENT OF OPERATIONS
Period of Inception (November 14, 2006) to December 31, 2006

REVENUES	$ -

EXPENSES
Professional fees	1,288
Total expenses	1,288

NET LOSS APPLICABLE TO COMMON SHARES	$ 1,288

NET LOSS PER BASIC AND DILUTED SHARES	$ 0.000

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	17,055,617

  The accompanying notes are an integral part of these financial statements.

NURSE SOLUTIONS, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
Period of Inception (November 14, 2006) to December 31, 2006

				Deficit
				Accumulated	Total
	Common Stock		Additional	During the	Stockholders'
	Shares	Amount	Paid-in Capital	Development Stage	Equity

Balance - Nov. 14, 2006	-	$ -	$ -	$ -	$ -

Common stock issued at $.001
for cash - Nov. 14, 2006	17,050,000	17,050	-	-	17,050

Common stock issued at $1.00
for cash - Nov. 20, 2006	44,000	44	43,956	-	44,000

Net loss	-	-	-	(1,288)	(1,288)

Balance - Dec. 31, 2006	17,094,000	$ 17,094	$ 43,956	$ (1,288)	$ 59,762

  The accompanying notes are an integral part of these financial statements.

NURSE SOLUTIONS, INC.
STATEMENT OF CASH FLOWS
Period of Inception (November 14, 2006) to December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,288)

Adjustments to reconcile net loss to net cash provided by
(used in) operations:
Increase in prepaid expenses	(3,712)
Net cash used in operating activities	(5,000)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issued for cash	61,050
Proceeds received from notes payable - related parties	100
Payments made on notes payable - related parties	(100)
Net cash provided by financing activities	61,050

NET INCREASE IN CASH AND CASH EQUIVALENTS	56,050

Cash and cash equivalents - beginning of period	-

Cash and cash equivalents - end of period	$ 56,050

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

SCHEDULE OF NON-CASH OPERATING, INVESTING AND FINANCING ACTIVITIES:
None

  The accompanying notes are an integral part of these financial statement

  Nurse Solutions, Inc.

  (A Development Stage Company)

  Notes to Financial Statements

  For the Period of November 14, 2006 (Inception) to December 31, 2006

  NOTE 1. Organization and Summary of Significant Accounting Policies

  This summary of significant accounting policies of Nurse Solutions, Inc. (a development stage company) (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with SFAS 7, "Accounting and Reporting by Development Stage Enterprises."

  Business activity

  The Company was incorporated in Nevada on November 14, 2006 to provide highly qualified registered nurses from around the globe to healthcare organizations throughout the USA and Canada. The Company has elected a fiscal year end of December 31st.

  Income taxes

  The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are normally provided in the financial statements under SFAS No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets of approximately $450 arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from November 14, 2006 (date of inception) through December 31, 2006 of approximately $1,288 will begin to expire in 2025.

  Foreign Currency

  Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

  There were no net gains and losses resulting from foreign exchange transactions that are included in the statements of operations during the period presented.

  Estimates

  Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

  Cash and Cash Equivalents

  For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company had $56,050 in cash or cash equivalents at December 31, 2006.

  Revenue Recognition

  The Company's primary revenue stream will be placement fees earned for the placement of qualified nurses into various medical facilities. Revenue will be recognized once the service is performed.

  Nurse Solutions, Inc.

  (A Development Stage Company)

  Notes to Financial Statements

  For the Period November 14, 2006 (Inception) to December 31, 2006

  NOTE 1. Organization and Summary of Significant Accounting Policies (continued)

  Recently Issued Accounting Pronouncements

  In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. Employers with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and provide required disclosures as of the end of the fiscal year ending December 15, 2006.

  In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.

  In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140." This statement amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," with respect to the accounting for separately recognized servicing assets and servicing liabilities." This statement is effective as of the beginning of its first fiscal year beginning after September 15, 2006.

  In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140." This statement amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interest in Securitized Financial Assets." This statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year beginning after September 15, 2006.

  In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

  In December 2004, the FASB issued Financial Accounting Standards No 123 (revised 2004) (SFAS 123R), "Share-Based Payment." SFAS 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123R is effective January 1, 2006.

  None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

  Nurse Solutions, Inc.

  (A Development Stage Company)

  Notes to Financial Statements

  For the Period November 14, 2006 (Inception) to December 31, 2006

  NOTE 2. Net Income or (Loss) Per Share of Common Stock

  The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the statements of operations and comprehensive loss for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

  The following table sets forth the computation of basic and diluted earnings per share:

Period of Inception (November 14, 2006) Through

December 31, 2006
Net loss	$ (1,288)

Weighted average common shares outstanding (Basic)	17,055,617
Options	-
Warrants	-

Weighted average common shares outstanding (Diluted)	17,055,617
Net loss per share (Basic and Diluted)	$ (0.000)

  The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

  NOTE 3.    Stockholders' Equity

  Upon incorporation in November 2006, the Company undertook a private offering of 17,050,000 shares of its common stock, with an offering price of $0.001 per share for $17,050 in cash. Also in November 2006, the Company issued 44,000 shares of its common stock with an offering price of $1.00 per share for $44,000 in cash. The funds raised from the two offerings totaled $61,050 and will be used to cover further start-up and organizational costs of the Company. At December 31, 2006 the Company had 17,094,000 shares of common stock issued and outstanding.

  NOTE 4. Prepaid Expenses

  On December 1, 2006, the Company made a payment for professional fees. As of December 31, 2006, only $1,288 of this amount had been expensed, resulting in prepaid expenses of $3,712.

  NOTE 5. Going Concern Considerations

  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company is currently in the development stage and has not generated revenues from its planned business purpose. Realization of the assets of the Company is dependent upon the Company's ability to meet its financial requirements through equity financing and the success of future operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any that might result from the outcome of this uncertainty.